LETTER OF GRANT THORNTON LLP TO THE SEC
Exhibit 16.1

Grant Thornton LLP
700 Milam St Ste 300
Houston, TX 77002

May 24, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D.C. 20549

Re: DXP Enterprises, Inc.
File No. 0-21513

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of DXP Enterprises, Inc. dated May 24, 2016, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/Grant Thornton LLP
Grant Thornton LLP